UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2010

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA		01748
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Material Definitive Agreement.

Agreement and Plan of Merger

On November 14, 2010, EMC Corporation, a Massachusetts corporation (“Parent”), Electron Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”) and Isilon Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock (the “Offer”) for a purchase price of $33.85 per share, net to the holders thereof in cash (the “Offer Price”) without interest thereon.

The consummation of the Offer will be conditioned on (i) at least a majority of the shares of the Company’s outstanding common stock on a fully diluted basis, as described in the Merger Agreement, having been validly tendered into (and not withdrawn from) the Offer prior to the expiration date of the Offer, (ii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in the United States and (iii) other customary conditions. The Offer is not subject to a financing condition.

Following the consummation of the Offer, subject to customary conditions, Purchaser will be merged with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. In the Merger, each outstanding share of the Company’s common stock (other than shares owned by Parent, Purchaser or the Company or any of their respective wholly-owned subsidiaries, or shares with respect to which appraisal rights are properly exercised under Delaware law) will be converted into the right to receive an amount equal to the Offer Price without interest.

Tender and Voting Agreement

In connection with the parties’ entry into the Merger Agreement, certain stockholders of the Company who hold approximately 45% of the outstanding common stock of the Company, have entered into a tender and voting agreement (the “Tender and Voting Agreement”) pursuant to which they have agreed to, among other things, tender their shares of the Company’s common stock into the Offer and vote their shares of the Company’s common stock in favor of adopting the Merger Agreement, if applicable. The parties to the Tender and Voting Agreement have agreed to comply with certain restrictions on the disposition of such shares, subject to the terms and conditions contained therein. Pursuant to its terms, the Tender and Voting Agreement will terminate upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the termination or expiration of the Offer, without any shares being accepted for payment, (iii) the effective time of the merger, and (iv) the amendment of the terms of the Offer to reduce the Offer Price.

The foregoing descriptions of the Merger Agreement and Tender and Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and Tender and Voting Agreement, which are attached as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Additional Information and Where to Find It

The tender offer referred to in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any shares of the Company. The solicitation and the offer to buy shares of the Company’s common stock will be made pursuant to an offer to purchase and related materials that EMC and Purchaser intend to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, EMC and Purchaser intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. EMC, Purchaser and the Company intend to mail these documents to the stockholders of the Company. These documents will contain important information about the tender offer and stockholders of the Company are urged to read them carefully when they become available. Investors and stockholders of the Company will be able to obtain a free copy of these documents (when they become available) and other documents filed by EMC, Purchaser and the Company with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the tender offer statement and related materials may be obtained for free (when they become available) by directing such requests to EMC Corporation at Attention: Office of the General Counsel, 176 South Street, Hopkinton, MA 01748 or from the Company at Isilon Systems, Inc., Attention: Investor Relations Department, 3101 Western Avenue, Seattle, Washington 98121.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1 Agreement and Plan of Merger by and among EMC Corporation, Electron Merger Corporation and Isilon Systems, Inc., dated as of November 14, 2010. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

2.2 Tender and Voting Agreement, dated as of November 14, 2010, by and among EMC Corporation, Election Merger Corporation and certain stockholders of Isilon Systems, Inc.

99.1 Joint press release issued by EMC Corporation and Isilon Systems, Inc. on November 15, 2010 (incorporated by reference to Exhibit 99.1 to the Schedule TO-C filed by EMC with the SEC on November 15, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/S/ PAUL T. DACIER
Paul T. Dacier
Executive Vice President and General Counsel

Date: November 16, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among EMC Corporation, Electron Merger Corporation and Isilon Systems, Inc., dated as of November 14, 2010. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

2.2	Tender and Voting Agreement, dated as of November 14, 2010, by and among EMC Corporation, Election Merger Corporation and certain stockholders of Isilon Systems, Inc.

99.1	Joint press release issued by EMC Corporation and Isilon Systems, Inc. on November 15, 2010 (incorporated by reference to Exhibit 99.1 to the Schedule TO filed by EMC with the SEC on November 15, 2010)